Exhibit 99.1

 Security Leader Network Associates Outlines Major Business, Productivity and
   Branding Changes Including Sale of Sniffer Business and Renaming of the
                           Company to McAfee, Inc.

  Silver Lake Partners and Texas Pacific Group to Purchase Sniffer Business

   Company Announces Preliminary Q1 Results and Plan for Cost Reduction and
                           Increased Profitability

    SANTA CLARA, Calif., April 22 /PRNewswire-FirstCall/ -- Network Associates, Inc. (NYSE: NET), a leader in intrusion prevention solutions, today outlined its strategy to streamline its business and focus solely on security products and services. Several key changes were announced today including:

    -- The Sniffer product line will be sold to Silver Lake Partners and Texas
       Pacific Group for $275 million in cash, subject to working capital adjustment.
    -- Network Associates will change its name to McAfee, Inc. upon completion of the transaction.
    -- The company announced a cost reduction and profitability plan, which has been under development for several months and is designed to deliver a 25 percent operating margin by mid-year 2005.
    -- Preliminary, first quarter net revenue is expected to be $217 million, with GAAP net earnings and pro forma net earnings expected to be $0.32 per share -- diluted -- and $0.10 per share -- diluted, respectively.
    -- The new McAfee, Inc. -- which consists of the enterprise anti-virus and intrusion prevention security businesses, the McAfee Labs research organization, and the consumer security business -- grew 11 percent year over year in revenue, while bookings grew 32 percent year over year.
    -- The McAfee online consumer business maintained strong momentum in the first quarter signing up 860,000 net new subscribers.

    "This company is engaged in the most aggressive and important transformation in its history," said George Samenuk, chairman and CEO of Network Associates. "Today's announcements demonstrate our commitment to increase shareholder value by streamlining our business and accelerating profit and growth. These changes will transform us into a more powerful, more profitable, and more competitive company for the future."

    Silver Lake Partners and Texas Pacific Group to Acquire Sniffer Assets for $275 Million
    Silver Lake Partners and Texas Pacific Group, two of the world's leading private equity firms, plan to acquire the Sniffer assets for $275 million in cash, subject to working capital adjustment. The acquirers intend to form a stand-alone entity named Network General Corporation which will continue to develop, support, sell and market the Sniffer branded products. The new Network General Corporation will focus exclusively on network and application performance solutions and will provide strong continuity by building upon the Sniffer employee base and management team.
    Based on the terms of the agreement, the network management technologies and assets associated with the Sniffer business unit will be part of the new company. Both organizations are committed to working together to ensure a seamless transition for all customers, partners and employees. Closing of the transaction is subject to customary conditions, including Hart-Scott-Rodino anti-trust clearance, and is expected in the third quarter.
    "We will work with Network General to ensure our customers go through this change with as little impact as possible," continued Samenuk. "Network General and McAfee will continue to partner for years to come in support of these customers."
    "We are confident that this transaction will benefit Sniffer customers, employees and business partners alike," said Smets. "The new Network General will be an organization focused wholly on best-of-breed network and application performance solutions."
    After the transaction closes Network General Corporation will continue to develop and support all Sniffer products. Investments will continue to ensure a steady flow of new products such as the recent Netasyst D/DX product, which was announced earlier this month and will ship in June.
    Silver Lake Partners and Texas Pacific Group, who will be equal partners in the transaction, have worked together successfully in the past and have substantial experience in large scale private equity investing in the technology arena.
    The transaction will move $200 million off of the Network Associates' revenue line faster than the company will be able to take out Sniffer's general and administrative expenses and other infrastructure costs. The transaction will be dilutive to Network Associates in 2004.

    Network Associates to Change Name to McAfee, Inc.
    Reinforcing its image as a leader in security and intrusion prevention, Network Associates will change its name to McAfee, Inc, reflecting a brand that carries awareness and confidence among corporate and consumer customers around the world. The McAfee name and McAfee products have long been associated with best-in-class security solutions. The McAfee Protection-In-Depth strategy allows organizations to optimize business availability with pro-active security solutions that protect against known and unknown threats.
    The new McAfee, Inc. will leverage its brand recognition and aggressively focus on several key markets including strategic partnerships with service providers and industry-leading technology companies as well as the growing consumer and SMB markets where brand recognition is an important element in purchasing decisions. The simplification of several pricing structures and business operations has brought Network Associates growth in its consumer and SMB business over the last several months.

    New Cost Reduction and Profitability Plan Establishes Aggressive Programs and Expense Goals
    Network Associates gave details today about its plan to reduce costs and increase profitability, a program that has been under development for several months. The program addresses several key areas across the company, with the goal of hitting a 25% operating margin by mid-year 2005.
    The company is taking several steps to hit this goal, for example, fundamentally redesigning internal back office systems, strategically modifying product designs, and modifying web services to the company's reseller and distribution partners, among other initiatives.

    Network Associates Gives Preliminary Visibility into First Quarter 2004 Preliminary, first quarter net revenue is expected to be $217 million, with GAAP net earnings and pro forma net earnings expected to be $0.32 per share -- diluted -- and $0.10 per share -- diluted, respectively. Pro forma net earnings excludes $19 million of insurance reimbursements; a $46 million dollar gain on the sale of the assets of the Magic business, and approximately $13 million in charges associated with interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, restructuring costs, retention bonuses and severance payments related to acquisitions, gain on sale of securities, and costs related to the restatement of the prior period financial statements. We use the pro forma earnings results to evaluate the company's operating performance and believe that excluding these items enhances management's and our investor's ability to evaluate comparable historical operating results. A full reconciliation of all pro forma metrics to GAAP will be provided on Tuesday April 27 in our scheduled first quarter earnings call and press release.
    Network Associates expects cash and marketable securities to total $962 million, up $175 million from the prior quarter.
    The company expects to add approximately $28 million to deferred revenue in the first quarter, ending the quarter with an anticipated total balance of $488 million.
    The company expects to announce final results for the quarter on a conference call with investors on April 27, 2004.
    Network Associates will host a conference call today at 6:30 p.m. Eastern, 3:30 p.m. Pacific. Participants should call 888-396-5756 (U.S.), 773-756-0221
(international), pass code:  NET.
    Attendees should dial in at least 15 minutes prior to the conference call. A replay of the call will be available until May 22, 2004 by calling 800-685-2730 (U.S.), 402-998-1087 (international).
    With headquarters in Santa Clara, California, Network Associates, Inc. creates best-of-breed computer security solutions that prevent intrusions on networks and protect computer systems from the next generation of blended attacks and threats. Offering two families of products, McAfee System Protection Solutions, securing desktops and servers, and McAfee Network Protection Solutions, ensuring the protection and performance of the corporate network, Network Associates offers computer security to large enterprises, governments, small and medium sized businesses, and consumers. For more information, Network Associates can be reached at 972-963-8000 or on the Internet at http://www.networkassociates.com/.

    NOTE: Network Associates, McAfee, Sniffer, and Protection-in-Depth are registered trademarks or trademarks of Network Associates, Inc. and/or its affiliates in the U.S. and/or other countries. Sniffer brand products are made only by Network Associates, Inc. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Forward-Looking Statements
    The foregoing contains forward-looking statements including those regarding (i) the proposed Sniffer sale, the anticipated benefits of the transaction and the expected closing date; (ii) the company's efforts to streamline its business and accelerate profit and growth and increase shareholder value and competitiveness; (iii) the company's targeted operating margin and cost savings, the date for obtaining the targeted margin and cost savings and the means for obtaining these targets; (iv) the company's ability to leverage the McAfee brand recognition and aggressively focus on key markets; and (v) the company's preliminary operating results for the first quarter of 2004. Actual results may vary, perhaps materially, from those contained in the forward-looking statements. The proposed Sniffer sale may not occur when expected or at all. The company may not realize the anticipated benefits of (i) the proposed Sniffer transaction or (ii) its efforts to streamline its business or accelerate profit and growth or increase shareholder value, in the near-term or at all. The company may be unable to fully leverage the McAfee brand or aggressively focus on new markets. The company's preliminary first quarter operating results are not final and remain subject to adjustment, including, as a result of its accountants review of the preliminary results. The company's business is subject to numerous risks and uncertainties. More information on risks and uncertainties related to Network Associates and its business may be found in filings with the SEC.


SOURCE  Network Associates, Inc.
    -0-                             04/22/2004
    /CONTACT: media, Jennifer Keavney, +1-408-346-3607, or investors, Kelly Blough, +1-408-346-3481, both of Network Associates, Inc./
    /Web site:  http://www.networkassociates.com /
    (NET)

CO:  Network Associates, Inc.
ST:  California
IN:  CPR NET HTS MLM
SU:  RCN TNM ERP